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                                                              Exhibit (10)(h)(1)

                              EMPLOYMENT AGREEMENT
                              --------------------

                  EMPLOYMENT AGREEMENT dated as of April 8, 1996, between HUNT MANUFACTURING CO., a Pennsylvania corporation (the "Company"), and DONALD L. THOMPSON (the "Executive").


                         W I T N E S S E T H   T H A T

                  WHEREAS, the Company desires to employ Executive as its Chairman and Chief Executive Officer, and Executive desires to accept such employment; and

                  WHEREAS, the parties further desire to set forth herein the terms and conditions of the Executive's employment by the Company in an Employment Agreement.

                  THEREFORE, in consideration of the mutual obligations and agreements contained herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Executive and the Company agree as follows:


SECTION 1.  CAPACITY AND DUTIES

                  1.1 Employment; Acceptance of Employment. Company hereby employs Executive and Executive hereby accepts employment by Company for the period and upon the terms and conditions hereinafter set forth.

                  1.2  Capacity and Duties.

                           (a) Executive shall be employed by Company generally
as its Chairman and Chief Executive Officer and, subject to the supervision of the Board of Directors of Company (the "Board"), shall perform such duties and shall have such authority consistent with his position as may from time to time be specified by the Board. Executive shall report directly to the Board and shall perform his duties for Company principally from Company's office located in the Philadelphia metropolitan area, except for periodic travel that may be necessary or appropriate in connection with the performance of Executive's duties hereunder.
                           (b) Executive shall devote his full working time,
energy, skill and best efforts to the performance of his duties hereunder, in a manner which will faithfully and diligently further the business and interests of Company and its affiliates (as defined below), and shall not be employed by or participate or engage in or be a part of in any manner the management or operation of any business enterprise other than Company and its affiliates without the prior written consent of
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the Board, which consent may be granted or withheld in its sole discretion. For purposes of this Agreement, "affiliate" means any entity of which at least 50% of the voting power thereof is controlled by the Company.

SECTION 2.  TERM OF EMPLOYMENT

                  2.1 Term. The Executive's employment under this Agreement shall commence as of June 1, 1996, or such earlier date as the Company and Executive shall agree, and shall, unless sooner terminated in accordance with the provisions hereof, continue uninterrupted for an initial two-year term expiring May 31, 1998. The Executive's employment shall continue thereafter from year-to-year, until terminated in accordance with the provisions hereof.

SECTION 3.  COMPENSATION

                  3.1 Basic Compensation. As compensation for Executive's services hereunder, Company shall pay to Executive a salary at the annual rate of $450,000 (the "Base Salary"), payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. If Executive commences employment prior to June 1, 1996, he shall be paid a pro rata portion of the Base Salary for the period of his employment prior to June 1, 1996. The Base Salary shall be reviewed from time to time by the Compensation Committee of the Board as conditions warrant, but not less frequently than on each anniversary of the Executive's employment; such review shall consider, but not be limited to, Executive's performance as determined by the Compensation Committee. Executive's Base Salary may be increased as a result of such review but shall not be decreased except as part of an overall reduction in the compensation of the Company's senior executive officers.

                  3.2  Incentive Compensation; Stock Options; Phantom Stock.

                           (a) Annual Incentive Pay/Bonus. In addition to the
Base Salary provided for in Section 3.1, the Executive will participate in the Company's Incentive Compensation Program, with targets to be established by the Board, under which the Executive may receive incentive pay up to a maximum of 70 percent of Base Salary in each of the Company's fiscal years (such Base Salary for the fiscal year ending November 26, 1996 to be the amount actually paid to the Executive for such fiscal year pursuant to Section 3.1 hereof), provided, however, that for the 1996 fiscal year, such incentive pay shall not be less than $300,000, such minimum amount to be paid on or before December 31, 1996, and for the 1997 fiscal year ending in November, 1997, shall not be less than $225,000, such minimum amount to be paid on or before December 31, 1997.

                           (b) Stock Option Grants. As an inducement to the
Executive to increase shareholder value, the Company desires that the Executive acquire a substantial number of shares of the Company's common stock. To carry out this purpose, the following stock option grants will be provided by the
Company:

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                          (i) One-Time Grant. On the Executive's employment
commencement date, the Company will grant a nonqualified stock option to the Executive to purchase 175,000 shares of the Company's common stock ("Common Stock") pursuant to a separate stock option agreement made under and subject to the Company's 1993 Stock Option and Stock Grant Plan (the "Stock Option Plan"), with the exercise price under the option to be the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange on the Executive's employment commencement date, or, if such date is not a regular business day, on the immediately preceding regular business day, and with such option to be exercisable, in whole or in part, beginning one year after the date of grant and continuing for ten years from the date of grant.

                           (ii) Annual Stock Option Grants. During the
Executive's employment hereunder, the Company will make, commencing in fiscal 1997, annual grants of nonqualified stock options to the Executive for a number of shares of Common Stock as determined by the Compensation Committee of the Board but which shall be equivalent in value, on the date of grant, of up to one times the Executive's Base Salary. Such annual grants shall be made generally at such times, at such exercise prices, and in a manner consistent with, and under the same terms and conditions as are contained in, options granted to other senior officers of the Company, as determined by the Compensation Committee, and shall be made under and subject to the Stock Option Plan, or any successor plan. By way of illustration, such annual grants are customarily made within two months following the close of the Company's fiscal year.

                           (iii) Long-Term Incentive Stock Option Grants. It is
intended that the Executive during his employment hereunder shall participate in a long-term incentive program for the executive officers of the Company now in the process of development by the Compensation Committee. Until such program has been completed and adopted by the Board, the Company will make, commencing in fiscal 1997, an annual grant of nonqualified stock options to the Executive in a number of shares of Common Stock as determined by the Compensation Committee equivalent in value, on the Date of Grant, of up to one and one-half times the Executive's Base Salary. Such annual grants shall be made generally at such times, at such exercise prices, and in a manner consistent with, and under the same terms and conditions as are contained in options granted to other senior officers of the Company, as determined by the Compensation Committee, and shall be made under and subject to the Stock Option Plan, or any successor plan. By way of illustration, such annual grants are customarily made within two months following the close of the Company's fiscal year.

                           (c) Phantom Stock Award. On the Executive's
employment commencement date, the Executive will become a participant in a special phantom stock plan, as set forth in Appendix A hereto, which will include an award to the Executive of 175,000 phantom shares of Company Common Stock, and in which the Executive shall become vested in accordance with the following vesting schedule:


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                                                   No. of Phantom Shares
              Date                                    Becoming Vested
              ----                                 ---------------------
       December 1, 1996                                  43,750
       December 1, 1997                                  43,750
       December 1, 1998                                  43,750
       December 1, 1999                                  43,750
                                                        -------
                                                        175,000

                  The specific terms and conditions pertaining to the phantom stock are set forth in Appendix A.

                  3.3 Executive Benefits. In addition to the compensation provided for in Sections 3.1 and 3.2 hereof, the Executive shall be entitled during the term of his employment hereunder to participate in the benefit plans maintained by the Company for its senior corporate officers, which currently include, among others, the Company's Pension Plan, Savings Plan, Supplemental Executive Benefits Plan, and Group Life and Medical Plans. Executive shall also be eligible for such other of Company's employee benefit plans and benefit programs as may from time to time be provided for other employees of Company whose duties, responsibilities, and compensation are reasonably comparable to those of Executive, but, other than as set forth in Sections 4.4 and 4.5 hereof, shall not be eligible for any severance or termination benefits under any Company plans, policies or procedures providing for such benefits, including, but not limited to, the Hunt Manufacturing Co. Officers' Severance Plan and the Hunt Manufacturing Co. Non-Officer Severance Plan, and any predecessor or successor plan.

                  3.4 Vacation. After ninety days of service, Executive shall be entitled to five weeks of paid vacation during each twelve-month period ending on the anniversary of his date of employment.

                  3.5 Expense Reimbursement. During the term of his employment hereunder, Company shall reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor and such other supporting information as Company may reasonably require. In addition, Company shall reimburse Executive for the reasonable moving expenses incurred by him in moving his family's residence from Los Angeles, CA to Philadelphia, PA to commence employment hereunder, including specifically the cost of a relocation service to purchase Executive's home at its current appraised value; the cost of the physical move of household goods; prevalent real estate sales commissions; legal expenses; mortgage points that are customary and prevalent at the time of purchase of a principal residence, provided such points are incurred within one year from his date of employment; temporary living expenses for a period not in excess of three months; and the cost of two trips from Los Angeles to Philadelphia for Executive and his spouse, of up to five days' duration each, for the purpose of locating a satisfactory personal residence. Temporary living expenses shall include rental of temporary housing; laundry

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charges; breakfast and dinner expenses; the cost of a rental car until the
Company-provided leased car arrives; and temporary living costs while waiting for a moving truck to arrive in Los Angeles or Philadelphia. Reasonable moving expenses shall also include the reimbursement of Executive's interest expense, for a period of up to six months, on a swing loan obtained by the Executive pending the sale of his Los Angeles residence and the reimbursement of duplicate carrying charges consisting of interest and real estate taxes, for a period of up to six months, on Executive's personal residence in Los Angeles following his purchase of a personal residence in Philadelphia. To the extent that the expenses reimbursed under this Section 3.5 are included in the Executive's income for purposes of federal, state or local taxes, the Company shall increase such reimbursement, first, by an amount sufficient to provide for the payment of such taxes, and, second, by an amount sufficient to provide for the payment of taxes on such taxes, but not by any additional amount.

                  3.6 Automobile. During the term of his employment hereunder, Company shall provide Executive with a leased automobile, for which the Company shall pay a minimum of $22,500 over the term of a three-year lease, with increasing payments in accordance with Company policies, for use in connection with the performance of his duties hereunder and shall reimburse him for all expenses reasonably incurred by him for the maintenance, insurance and operation, including fuel, of such automobile in connection with the performance of his duties hereunder, upon receipt of itemized vouchers therefor and such other supporting information as Company may reasonably require. In accordance with Company policies, the Executive shall be charged for personal use of the automobile. Company shall also provide a car telephone and reimburse Executive for monthly business telephone charges.

                  3.7 Other Perquisites. In addition to the fringe benefits described in Sections 3.3 through 3.6, during the term of his employment hereunder the Company will reimburse Executive for the cost of his participation in airline clubs used when travelling on Company business on commercial airlines; for initiation fees and monthly dues for membership in a business club in Philadelphia; for the cost of preparation of Executive's tax returns; and will provide a Company computer for use in his home on Company business, including hardware and necessary software.

SECTION 1.  TERMINATION OF EMPLOYMENT

                  1.1 Death of Executive. Executive's employment hereunder shall immediately terminate upon his death. If the Executive's death occurs during the initial two-year term of his employment, the Company shall promptly pay to Executive's estate all of the compensation provided for in Sections 3.1 and 3.2(a) hereof to be paid during the remainder of such term, but in no event for less than six months following the date of death. If Executive's death occurs after the initial two-year term of his employment, the Company shall promptly pay to Executive's estate all of the compensation provided for in Sections 3.1 and 3.2(a) hereof for a period of six months following the date of death. The Company shall also be obligated to provide such additional vesting as is specified in Section 4.4(c) hereof, relating to termination without Cause.


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                  1.2 Disability of Executive. In the event of the Executive's
Disability (as defined below), the Board shall have the right to terminate Executive's employment upon 90 days' prior written notice to Executive at any time during the continuation of such Disability. For purposes of this Agreement, "Disability" shall mean: (A) a physical or mental disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative or (B) if the Company then has in effect a disability plan covering executives generally, including the Executive, the definition of covered total and permanent "disability" set forth in such plan. If the Executive's employment is terminated pursuant to this
Section 4.2 during the initial two-year term of his employment, Company shall continue to pay to Executive the compensation provided for in Sections 3.1 and 3.2(a) hereof until the end of such term but in no event for less than six months following the date of termination. If the Executive's employment is terminated pursuant to this Section 4.2 after the initial two-year term, the Company shall continue to pay to Executive the compensation provided for in Sections 3.1 and 3.2(a) hereof for six months following the date of termination. The Company shall also be obligated to provide such additional vesting and other benefits as are specified in Section 4.4(c), relating to termination without Cause.

                  1.3 Termination for Cause. Executive's employment hereunder shall terminate immediately upon notice that the Board is terminating Executive for "Cause" (as defined below), in which event Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) accrued under this Agreement as of the date of such termination in accordance with generally accepted accounting principles. As used herein, "Cause" shall mean: (A) willful and material breach of this Agreement by the Executive, (B) Executive's dishonesty, fraud, willful malfeasance, gross negligence or other gross misconduct, in each case relating to the performance of the Executive's employment hereunder, or (C) conviction of or plea of guilty to a felony; such Cause to be determined, in each case, by a resolution approved by at least two-thirds of the Directors of Company after having afforded the Executive a reasonable opportunity to appear before the Board and present his position. The Company shall give the Executive not less than 60 days prior written notice of any intended termination of the Executive's employment by the Company and its subsidiaries for Cause. Such notice shall specify the grounds for such termination, and the Company and its subsidiaries shall only be entitled to terminate the Executive for Cause if the Executive shall have failed to remedy such Cause within said 60-day notice period.

                  1.4  Resignation; Termination without Cause.

                           (a) After the  initial  term of his  employment,  the
Executive may resign at any time upon not less than 180 days' prior written notice to the Board of such proposed resignation, or upon such shorter notice as the parties may agree. The Executive shall, in any event, retire from Company on the first day of the month following his 65th birthday. If Executive's employment is terminated by such resignation or retirement, the Company shall be obligated only to provide the compensation, benefits, etc. set forth in Section 3 hereof up to the date of termination; provided, however, that the Executive shall be entitled to such additional compensation and benefits, if any, as

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may be provided for under the express terms of any benefit plans or programs of the Company and its subsidiaries in which he is then participating, including, without limitation, the Executive's Phantom Stock Plan attached as Appendix A hereto.

                           (b) The Board in its sole discretion may terminate
Executive's employment hereunder without Cause at any time upon 180 days' prior written notice to Executive, or upon such shorter notice as the parties may agree. In the event of the termination of Executive's employment by the Board pursuant to this Section 4.4(b), or if the Executive resigns from his employment as a result of a material reduction in the nature or scope of his authority, power, functions or duties from those described in Section 1.2(a) hereof, the Company shall continue to pay to Executive, for a period of two years from the date of termination, the Base Salary described in Section 3.1 hereof and the average annual incentive compensation determined pursuant to Section 3.2(a) hereof, if any, received by Executive during the period of his employment, such Base Salary to be paid monthly and such annual incentive pay to be paid at the conclusion of the applicable fiscal year.

                           (c) In the event of a termination of Executive's
employment pursuant to Section 4.4(b) hereof, and in addition to the payments to be made pursuant to Section 4.4(b), any shares of phantom stock which have not become vested by reason of the passage of time shall become vested upon the date of termination of employment and the Executive's benefits described in Section
3.3 hereof shall be continued during the two-year period following the date of termination of Executive's employment, either pursuant to the applicable plan or, in the sole discretion of the Company, on an unfunded basis by the Company. Executive shall not be entitled to participate in the Company's Savings Plan following his termination of employment, but during the two-year period shall be entitled to receive comparable benefits pursuant to the Supplemental Executive Benefits Plan. Executive shall also be entitled to receive all pension benefits accrued pursuant to the Company's Pension Plan and Supplemental Executive Benefits Plan to the date of termination and during the two-year period thereafter during which Executive receives payments under Section 4.4(b) hereof. If the Executive has not become fully vested in his accrued benefit under the Company's Pension Plan on the date of the termination of his employment, the Company shall provide for such accrued benefit to be paid pursuant to the Supplemental Executive Benefits Plan and, likewise, shall provide for additional pension accruals subsequent to the termination of Executive's employment to be paid from the Supplemental Executive Benefits Plan.

                  1.5  Change in Control.

                           (a) Effective Date of Section 4.5. At such time, if
any, as a Change in Control (as defined in Section 4.5(b) hereof) of the Company occurs, the provisions of this Section 4.5 shall become effective (the "Change in Control Date"); provided, however, that the provisions of this Section 4.5 shall be of no further force and effect if:

                           (i) a Change in Control shall not have occurred by
December 31, 1999, or such later date as shall have been approved by the Board and agreed to by the Executive; or


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                           (ii) prior to the Change in Control Date, the
Executive ceases, for any reason, to be an officer of the Company, except that if the Executive's status as an officer of the Company is terminated by the Company prior to a Change in Control and it is reasonably demonstrated that such termination
                               (1) was at the  request of a person or entity who
or which has taken steps reasonably calculated to effect an imminent Change in Control, or
                               (2)  otherwise  arose  in  connection  with or in
anticipation of an imminent Change in Control, then this Section 4.5 shall become effective, and the "Change in Control Date" shall be, the date of such termination.

                           (b) Change in Control. As used in this Section 4.5, a
"Change in Control" of the Company shall be deemed to have occurred if:

                           (i) any person (a "Person"), as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than

                               (1)   the   Company   and/or   its   wholly-owned
subsidiaries,
                               (2) any ESOP or other employee benefit plan of
the Company, and any trustee or other fiduciary in such capacity holding securities under such plan,

                               (3) any corporation owned, directly or
indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or

                               (4) the Executive or any group of Persons of
which he voluntarily is a part), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or such lesser percentage of voting power, but not less than 15%, as the Board shall determine;

provided, however that a Change in Control shall not be deemed to have occurred under the provisions of this subsection (i) by reason of the beneficial ownership of voting securities by members of the Bartol Family (as defined below) unless and until the beneficial ownership of all members of the Bartol Family (including any other individuals or entities who or which, together with any member or members of the Bartol Family, are deemed under Sections 13(d) or 14(d) of the Exchange Act to constitute a single Person) exceeds 50% of the combined voting power of the Company's then outstanding securities;


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                           (ii) during any two-year period beginning after June
1, 1996, or, if earlier, the date of Executive's employment, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (i) or
(iii) hereof) whose election by the Board, or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board; or

                           (iii) the Company's  shareholders  or the Board shall
approve

                               (1) any consolidation or merger of the Company in
which the Company is not the continuing or surviving corporation or pursuant to which the Company's voting Common Stock would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of voting Common Stock immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as they had in the voting Common Stock immediately before,

                               (2) any sale, lease, exchange or other transfer
(in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company, or

                               (3)  the   liquidation   or  dissolution  of  the
Company.

                  As used in this Agreement, "members of the Bartol Family" shall mean the wife, children and descendants of such children of the late George E. Bartol III, their respective spouses and estates, any trusts primarily for the benefit of any of the foregoing and the administrators, executors and trustees of any such estates or trusts.

                        (c)      Continuation of Employment.

                           (i) If a Change in Control occurs, the Executive's
employment shall continue after the Change in Control Date in accordance with the terms and conditions contained in the other Sections of this Agreement. However, if the Executive's employment is terminated under the circumstances set forth in Section 4.5(d)(ii) before the second anniversary of the Change in Control Date or, if earlier, the first day of the month following the Executive's 65th birthday (the "Change in Control Period"), the Executive shall be entitled to the Severance Allowance set forth in Section 4.5(d)(iii) hereof.

                            (ii)  Notwithstanding  any other  provision  of this
Section 4.5,


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                               (1) the Board may authorize an increase in the
amount, duration and nature of and or the acceleration of any compensation or benefits payable under this Section 4.5, as well as waive or reduce the requirements for entitlement thereto, and

                               (2) the Company may deduct from amounts otherwise
payable to the Executive such amounts as it reasonably believes it is required to withhold for the payment of federal, state and local taxes.

                           (d)    Compensation, Benefits, etc. upon Termination.

                               (i) If the Executive's employment is terminated
during the Change in Control Period by death, Disability, Cause or by his resignation (other than a resignation in the circumstances set forth in subsections (ii)(2) or (ii)(3) below), Executive or his estate shall be entitled to the compensation and benefits set forth in Sections 4.1, 4.2, 4.3 and 4.4(a) respectively.

                               (ii) If the Executive's  employment is terminated
during the Change in Control Period by:

                                  (1) the Company without Cause;

                                  (2)  resignation  of the Executive at any time
during the four-month period commencing one year after the Change in Control Date; or

                                  (3)  resignation  of the Executive as a result
of:

                                     (A) a material change in the nature or
scope of the Executive's authorities, powers, functions or duties from those described in Section 1 hereof; a material change in the Executive's travel requirements or a change in the Executive's primary employment location to a location which is more than 25 miles from the location at which he was primarily employed prior to the Change in Control; a reduction in the Executive's total compensation, benefits, etc. from those provided for in Section 3 hereof; or a material breach by the Company of any other provision of this Agreement, or

                                     (B) a reasonable determination by the
Executive that, as a result of a Change in Control of the Company and a change in the Company's circumstances and/or operations thereafter significantly affecting his position, he is unable effectively to exercise the authorities, powers, functions or duties contemplated by Section 1 hereof;

there shall have been deemed to be a "Covered Termination" for the purposes of this Agreement, and the Executive shall be entitled to the compensation, benefits, etc. hereinafter provided in this Section 4.5(d), including the Phantom Stock Plan referred to above.


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                  (iii) In the event of a Covered Termination of the Executive during the Change in Control Period, the Company shall pay or cause to be paid to the Executive in cash a severance allowance (the "Severance Allowance") equal to 2.99 times the sum of the amounts determined in accordance with the following paragraphs (1) and (2):

                           (1) an amount equivalent to the highest annualized
base salary which the Executive was entitled to receive from the Company and its subsidiaries at any time prior to the Covered Termination; and

                           (2) an amount equal to the average of the aggregate
annual cash amounts paid or payable to the Executive under all applicable short-term and long-term incentive compensation plans maintained by the Company and its subsidiaries during the three calendar years prior to the year such Covered Termination occurs (provided, however, that

                               (A)  such   calculation   shall  be  made  on  an
individual incentive plan basis,

                               (B) in determining the average amount paid under
a given incentive plan during such period there shall be excluded any year in which no amounts were paid to the Executive under the plan, and

                               (C) there shall be excluded from such calculation
any amounts paid to the Executive under any such incentive compensation plan as a result of the acceleration of such payments under such plan due to termination of the plan, a Change in Control of the Company or a similar occurrence).

                  (iv) The Severance Allowance shall be paid to the Executive:

                           (1) in a lump sum within 60 days after the date of
any termination of the Executive covered by Sections 4.5(d)(ii)(1) or 4.5(d)(ii)(3)(A); and

                           (2) in 36 equal monthly installments beginning within
30 days after any termination by the Executive covered by Sections 4.5(d)(ii)(2) or 4.5(d)(ii)(3)(B), subject to subsection (viii) below.

                  (v) Subject to subsection (viii) below:

                           (1) for a period of one year following a Covered
Termination of the Executive, the Company shall make or cause to be made available to the Executive, at its expense,


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                               (A) outplacement counseling and other
outplacement services comparable to those available for the Company's senior executives prior to the Change in Control Date and

                               (B) an office with standard telephone equipment
at the Executive's primary place of business prior to termination, or at another location reasonably satisfactory to the Executive; and

                           (2) for a period of three years following a Covered
Termination of the Executive, the Executive and the Executive's dependents shall be entitled to participate in the Company's life, medical and dental insurance plans at the Company's expense (to the extent provided in such plans at the time of such Covered Termination) as if the Executive were still employed by the Company or its subsidiaries under this Agreement. The Executive also shall be entitled during such period to the continued use of an automobile, at the Company's or its subsidiaries' expense, if one was being provided by the Company or its subsidiaries for the Executive's use at the time of such Covered Termination or at any time prior thereto; provided that if such automobile is under lease, such right to continued use shall not extend beyond the expiration of the term of such lease, but if the Company, its subsidiaries or the Executive have an option to purchase the automobile under such lease, the Executive shall have the right to cause such purchase option to be exercised and to purchase said automobile at its depreciated cost (as determined in accordance with the Company's policies as in effect on June 1, 1996).

                  (vi) If, despite the provisions of subsection (v) above, life, medical or dental insurance benefits are not paid or provided under any such plan to the Executive or his dependents because the Executive is no longer an employee of the Company or its subsidiaries, the Company itself shall, to the extent necessary, pay or otherwise provide for such benefits to the Executive or his dependents.

                  (vii) Except as expressly provided in subsections (i), (iii),
(iv), (v) and (vi) above or under the express terms of any compensation or benefit plans of the Company or its subsidiaries applicable to the Executive, upon the date of any Covered Termination, all other compensation and benefits of the Executive shall cease to accrue; provided, however, that the Severance Allowance payable hereunder shall be in lieu of any severance payments to which the Executive might otherwise be entitled under the terms of any severance pay plan, policy or arrangement maintained by the Company and shall be credited against any severance payments to which the Executive may be entitled by statute.

                  (viii) Except as otherwise provided under the express terms of any compensation or benefit plans of the Company or its subsidiaries, including the Phantom Stock Plan for Donald L. Thompson, attached hereto as Appendix A, the Company's obligations to make payments or continue benefits pursuant to Sections 4.5(d)(iv)(2), 4.5(d)(v) and 4.5(d)(vi) shall terminate on the earlier to occur of:
                                       12

                           (1) the termination date therefor specified in such
sections

and

                           (2) the date of a determination by a court or
arbitration panel pursuant to Sections 5.4 or 6.1 hereof, respectively, that the Executive has materially and willfully violated the provisions of Sections 5.1 or 5.3 hereof. Further, in the event the Executive becomes employed (as defined below) during the period with respect to which payments or benefits are continuing pursuant to Sections 4.5(d)(iv)(2), 4.5(d)(v) and/or 4.5(d)(vi) hereof:

                               (A) the  Executive  shall  notify the Company not
later than the day such employment commences,

                               (B)  the   benefits   provided  for  in  Sections
4.5(d)(v) and 4.5(d)(vi) shall terminate as of the date of such employment, and

                               (C) the amount of the Severance Allowance which
the Company is obligated to pay the Executive pursuant to Section 4.5(d)(iv)(2) shall be reduced on a continuing basis by the Internal Revenue Service Form W-2 "wages, tips or other compensation" block, or equivalent compensation earned by the Executive from such new employment.

For the purposes of this subsection (viii), the Executive shall be deemed to have become "employed" by another entity or person only if the Executive becomes essentially a full-time employee of a person or an entity (not more than 30% of which is owned by the Executive and/or members of his family); and the Executive's "family" shall mean his parents, his siblings and their spouses, his children and their spouses, and the Executives spouse and her parents and siblings. Nothing herein shall relieve the Company of its obligations for compensation or benefits accrued up to the time of termination provided for herein.

                  (e) Set-Off Mitigation. Subject to Section 4.5(d)(viii) hereof, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

                  (f) Certain Additional Payments by the Company.

                           (i) Anything in this Agreement to the contrary
notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive by reason of a Change in Control with respect to which the Change in Control Date is on or before May 31, 1998 (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4.5(f) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                           (ii) Subject to the provisions of Section
4.5(f)(iii), all determinations required to be made under this Section 4.5(f), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent auditors (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4.5(f), shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4.5(f)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                           (iii) The Executive shall notify the Company in
writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (1) give the Company any  information  in Executive's
possession reasonably requested by the Company relating to such claim,

                           (2) take such action in connection with contesting
such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company.

                           (3) cooperate with the Company in good faith in order
effectively to contest such claim, and

                           (5)  permit  the  Company  to   participate   in  any
proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.5(f), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for a taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (iv) If, after the receipt by the Executive of an
amount advanced by the Company pursuant to Section 4.5(f)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 4.5(f)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto), If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4.5(f)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (g) Limitation on Payment Obligation for Change in Control on
                      or after June 1, 1998.

                           (i) For purposes of this Section 4.5(g), all terms
capitalized but not otherwise defined herein shall have the meanings as set forth in Section 280G of the Code, together with any applicable regulations thereunder. In addition:

                               (1) The term "Parachute Payment" shall mean a
payment described in Section 280G(b)(2)(A) or Section 280G(b)(2)(B) (including, but not limited to, any stock option rights, stock grants and other cash and noncash compensation amounts that are treated as payments under either such section), and not excluded under Section 280G(b)(4)(A) or Section 280G(b)(6), of the Code;

                               (2) The term "Reasonable Compensation" shall mean
reasonable compensation for prior personal services as defined in Section 280G(b)(4)(B) of the Code and subject to the requirement that any such reasonable compensation must be established by clear and convincing evidence; and

                               (3) The portion of the "Base Amount" and the
amount of "Reasonable Compensation" allocable to any "Parachute Payment" shall be determined in accordance with Section 280G(b)(3) and (4) of the Code.

                           (ii) Notwithstanding any other provision of this
Agreement, each Parachute Payment to be made to or for the benefit of the Executive, whether pursuant to this Agreement or otherwise, by reason of a Change in Control with respect to which the Change in Control Date is on or after June 1, 1998, shall be reduced if and to the extent necessary so that the aggregate Present Value of all such Parachute Payments shall be at least one dollar ($1) less than the greater of

                               (1) three times the Executive's Base Amount and

                               (2) the aggregate Reasonable Compensation
allocable to such Parachute Payments. Unless otherwise agreed by the Executive and the Company, any reduction in Parachute Payments caused by reason of this subsection (ii) shall be made, first, against the Severance Allowance and, second, proportionately with respect to each other Parachute Payment.

                           This subsection (ii) shall be interpreted and applied
to limit the amounts otherwise payable to the Executive under this Agreement or otherwise only to the extent required to avoid any material risk of the imposition of excise taxes on the Executive under Section 4999 of the Code or the disallowance of a deduction to the Company under Section 280G(a) of the Code. In the making of any such interpretation and application, the Executive shall be presumed to be a disqualified individual for purposes of applying the limitations set forth in this subsection (ii) without regard to whether or not the Executive meets the definition of disqualified individual set forth in
Section 280G(c) of the Code. In the event that the Executive and the Company are unable to agree as to the application of this subsection (ii), the Company's independent auditors shall select independent tax counsel to determine the amount of such limits. Such selection of tax counsel shall be subject to the Executive's consent, provided that the Executive shall not unreasonably withhold his consent. The determination of such tax counsel under this Section shall be final and binding upon the Executive and the Company.

                           (iii)  Notwithstanding  any other  provision  of this
Section 4.5, no payments shall be made hereunder to or for the benefit of the Executive if and to the extent that such payments are determined to be illegal.

                  1.6 No Additional Benefits. The compensation and benefits required to be paid by the Company pursuant to Section 4 are the only compensation and benefits to which the Executive is entitled upon a termination of employment or Change in Control, except as otherwise required by law or by the express terms of any benefit plan of the Company.

SECTION 2.  RESTRICTIVE COVENANTS

                  2.1 Confidentiality. Executive acknowledges a duty of confidentiality owed to Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of Company or any of its affiliates obtained or acquired by him while so employed. All computer software, address books, rolodexes, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, books, records, and files and know-how acquired while an employee of Company, are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or made use of other than in pursuit of Company's business and, upon termination of employment for any reason, Executive shall deliver to Company, without further demand, all copies thereof which are then in his possession or under his control.

                  2.2  Inventions  and  Improvements.  During  the  term  of his
employment,   Executive  shall  promptly   communicate  to  Company  all  ideas,
discoveries and inventions which are or may be useful to Company or its business. Executive acknowledges that all ideas, discoveries, inventions, and improvements which are made, conceived, or reduced to practice by him and every item of knowledge relating to Company's business interests (including potential business interests) gained by him during his employment hereunder are the property of Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, improvements, and knowledge to Company for its sole use and benefit, without additional compensation. The provisions of this Section shall apply whether such ideas, discoveries, inventions, improvements or knowledge are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. It shall be conclusively presumed that ideas, inventions, and improvements relating to Company's business interests or potential business interests conceived during the two-year period following termination of employment are, for the purposes of this Agreement, conceived prior to termination of employment. Executive shall, upon request of Company, but at no expense to Executive, at any time during or after his employment with Company, sign all instruments and documents requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries.

                  2.3 Noncompetition. During the term of Executive's employment and for two years after any termination of employment, and, if Executive's employment is terminated by Executive pursuant to Sections 4.5(f)(ii)(2) or 4.5(f)(ii)(3)(B), for so long as payments are being made to the Executive pursuant to Section 4.5(f)(iv)(2) hereof, Executive shall not directly or indirectly: (i) engage, anywhere in the world, in the manufacture, assembly, design, distribution or marketing of any product or equipment substantially similar to any product or equipment which at any time during the term of such employment or the immediately preceding twelve month period has been manufactured, sold or distributed by Company or any product or equipment which Company was developing during such period for future manufacture, sale or distribution; (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity considering engaging in any such activities or so engaged; (iii) seek in competition with the business of Company to procure orders from or do business with any customer of Company; (iv) solicit, or contact with a view to the engagement or employment by, any person or entity of any person who is an employee of Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Company; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Company or any of its affiliates to take any action which might be disadvantageous to Company or any of its affiliates; provided, however, that nothing herein shall prohibit the Executive and his affiliates from owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged. The duration of the Executive's covenants set forth in this Section shall be extended by a period of time equal to the number of days, if any, during which the Executive is finally determined by a court of competent jurisdiction to be in violation of the provisions hereof.

                  2.4  Injunctive and Other Relief.

                           (a) Executive acknowledges and agrees that the
covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein, including, without limitation, Section 6.1 hereof, shall prevent or delay Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder.

                           (b) Notwithstanding the equitable relief available to
Company, the Executive, in the event of a breach of his covenants contained in
Section 5 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Executive as a result of said breach and all costs and attorneys' fees incurred by Company in enforcing this Agreement. If Executive should use or reveal to any other person or entity any confidential information, this will be considered a continuing violation on a daily basis for so long a period of time as such confidential information is made use of by Executive or any such other person or entity.

SECTION 3.  MISCELLANEOUS

                  3.1  Arbitration.

                           (a) All disputes arising out of or relating to this
Agreement which cannot be settled by the parties shall promptly be submitted to and settled exclusively by arbitration in the City of Philadelphia, Pennsylvania in accordance with the laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third of whom shall be appointed by the first two arbitrators. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 6.1. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                           (b) In the event that it shall be necessary or
desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the enforcement of his said rights (including those incurred in or related to any arbitration proceedings provided for in subsection
(a) above and the enforcement of any arbitration award in court), regardless of the final outcome, unless the arbitrators or a court shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

                  3.2 Prior Employment. Executive represents and warrants that he is not a party to any other employment, non-competition or other agreement or restriction which could interfere with his employment with Company or his or Company's rights and obligations hereunder; and that his acceptance of employment with Company and the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he is party or any duty owed by him to any other person.

                  3.3 Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction, Executive and Company shall negotiate in good faith to provide Company and Executive with protection as nearly equivalent to that found to be invalid or unenforceable and if any such provision shall be so determined to be invalid or unenforceable by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

                  3.4 Assignment. This Agreement shall not be assignable by Executive, and shall be assignable by Company only to any person or entity which may become a successor in interest (by purchase of assets or stock, or by merger, or otherwise) to Company in the business or a portion of the business presently operated by it. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

                  3.5 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

                  (a)      If to Company:

                           One Commerce Square
                           2005 Market Street
                           Philadelphia, PA  19103-7085
                           Tel:  (215) 656-0300
                           Fax:  (215) 656-3712
                           Attention: Vice President, Human Resources

                           With a copy to:

                           John C. Bennett, Jr., Esq.
                           Drinker Biddle & Reath
                           Philadelphia National Bank Building
                           11th Floor
                           1345 Chestnut Street
                           Philadelphia, PA  19107-3496
                           Tel:  (215) 988-2700
                           Fax:  (215) 988-2757

                  (b)      If to Executive:

                           Donald L. Thompson
                           32 Sicilian Walk
                           Long Beach, CA 90803

                           With a copy to:

                           Wm. Scott Magargee, III, Esq.
                           Dechert Price & Rhoads
                           4000 Bell Atlantic Tower, 1717 Arch St.
                           Philadelphia, PA  19103-2793
                           Tel:  (215) 994-4000
                           Fax:  (215) 994-2222

                  3.6 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

                  3.7 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

                  3.8 Headings; Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

                  3.9 Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                 HUNT MANUFACTURING CO.



                                                 By
                                                   ----------------------------
                                                    Chief Executive Officer




                                                  -----------------------------
                                                  Donald L. Thompson
                                                  Executive

                                                                     APPENDIX A

                             HUNT MANUFACTURING CO.

                               PHANTOM STOCK PLAN
                                       FOR
                               DONALD L. THOMPSON


                                    ARTICLE I
                                 Purpose of Plan

                  0.1 Purpose. The purpose of the HUNT MANUFACTURING CO. PHANTOM STOCK PLAN FOR DONALD L. THOMPSON (the "Plan") is to further the long-term growth in earnings of Hunt Manufacturing Co. by offering long-term financial incentives to the Chairman and Chief Executive Officer of the Company.

                                   ARTICLE II
                                   Definitions

                  Whenever the following terms are used in the Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

                  0.1 Beneficiary shall mean such person or persons or legal entity as may be designated by the Participant to receive benefits hereunder after the Participant's death, or in the absence of such designation, the personal or legal representative of the Participant.

                  0.2 Benefit Account shall mean the account established pursuant to Section 6.2(A).

                  0.3  Board shall mean the Board of Directors of the Company.

                  0.4 Code shall mean the Internal Revenue Code of 1986, as amended.

                  0.5 Committee shall mean the Compensation Committee of the Board.
                  0.6 Common Stock shall mean shares of Hunt Manufacturing Co. common stock, par value $.10 per share.

                  0.7  Company shall mean Hunt Manufacturing Co.

                                                                     APPENDIX A

                  0.8 Dividend Account shall mean the account established by the Committee for the Participant and to which the undistributed portion of the Participant's Dividend Amounts and payments attributable thereto are credited or debited.

                  0.9 Dividend Amount shall mean the amount to which the Participant becomes entitled at the time that shareholders of Common Stock are paid cash dividends on such Stock, determined as provided in Article V.

                  0.10 Effective Date shall mean June 1, 1996, or, if earlier, the date on which the Participant commences employment with the Company.

                  0.11 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  0.12 Interest shall mean the average monthly rate of interest paid on ten-year bonds on a specified date, as evidenced by the Moody's Ten-Year Bond Index, multiplied by 1.333.

                  0.13  Participant shall mean Donald L. Thompson.

                  0.14 Phantom Stock shall mean the number of shares credited to the Participant's Stock Account as provided in Article V.

                  0.15 Plan shall mean the HUNT MANUFACTURING CO. PHANTOM STOCK PLAN FOR DONALD L. THOMPSON.

                  0.16 Plan Year shall mean the fiscal year of the Plan ending each December 31.

                  0.17 Separation Date shall mean the date on which a Participant terminates employment with the Company (whether by retirement, death, resignation, discharge, or otherwise).

                  0.18 Stock Account shall mean the account established by the Committee for the Participant and to which the Participant's Phantom Stock and all assumed appreciation, depreciation, and payments attributable thereto are credited or debited.

                  0.19 Valuation Date shall mean June 1, 1996, and the last day of each calendar month thereafter.

                  0.20 Vesting Percentage shall mean that percentage of the Participant's Stock Account to which he has a vested (non-forfeitable) right.

                                   ARTICLE III
                                  Participation

                  0.1 Participation.  Participation shall begin on the Effective
Date.   Participation  in  the  Plan  shall  continue  until  the  Participant's
Separation Date.
                                   ARTICLE IV
                         Establishment of Stock Account

                  0.1 Stock Account. The Committee shall establish and maintain, for the Participant, a Stock Account to record the value of the Participant's interest under the Plan. On the Effective Date, for the purpose of computing the value of the cash benefits to which Participant is entitled hereunder, the Participant's Stock Account shall be credited with 175,000 shares of Phantom Stock which shall be deemed to be the equivalent of an equal number of shares of Common Stock.

                  0.2 Valuation of Stock Account. As of each Valuation Date the Committee shall determine the value of each share of Phantom Stock credited to the Stock Account by reference to the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange on the Valuation Date, as reported in The Wall Street Journal or, if the Valuation Date is not a regular business day, on the immediately preceding regular business day. Such value, as determined by the Committee, shall be conclusive.

                  0.3 Adjustments to Stock Account. In the event of a change in the outstanding shares of Common Stock by reason of a recapitalization, stock split, stock dividend, merger, consolidation, reorganization, or similar corporate change, the Committee shall make equitable adjustments in the Stock Account of the Participant so that the number of shares of Phantom Stock credited to the Stock Account is not diluted as a result of such change.

                  0.4 No Shareholder Rights. The crediting of Phantom Stock to the Participant's Stock Account shall not entitle the Participant to voting rights or any other rights of a shareholder with respect to such Phantom Stock (except for the crediting to Participant's Dividend Account of an amount equal to the dividends paid on the Common Stock.)


                                    ARTICLE V
                      Establishment of Dividend Account and
                  Allocation and Crediting of Dividend Amounts

                  0.1 Dividend Account. The Committee shall establish and maintain, for the Participant, a separate Dividend Account to record the undistributed Dividend Amounts of the Participant.


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                  0.2 Entitlement to and Calculation of Dividend Amounts.
Whenever the shareholders of Common Stock become entitled to receive cash dividends on such common stock, the Participant shall become entitled to a Dividend Amount. Such Dividend Amount shall be determined by multiplying the per share cash dividend payable to shareholders of the Common Stock by the number of shares of Phantom Stock allocated to the Participant's Stock Account.

                  0.3 Distribution of Vested Dividend Amounts. Not later than November 30, 1996, and each November 30 thereafter until the Participant's Separation Date, the Participant may elect, by filing an appropriate form with the Committee, to receive a cash distribution of the Dividend Amount otherwise allocable to the Participant's Dividend Account for the following calendar year, multiplied by the Participant's Vesting Percentage. Such cash distribution shall be made to the Participant at the same time that cash dividends are paid to the shareholders of Common Stock. Such cash distributions shall not be treated as "compensation" for purposes of benefits pursuant to the Company's benefit plans.

                  0.4 Treatment of Undistributed Dividend Amounts. That portion of the Participant's Dividend Amount which is not distributed in accordance with
Section 5.3 shall be credited to his Dividend Account and shall vest in accordance with Section 6.1(B). Amounts credited to the Participant's Dividend Account shall be credited with earnings, on the last day of each month, at the rate of Interest in effect on the first day of the month. The vested amount in the Participant's Dividend Account shall be distributed in accordance with
Section 6.2.


                                   ARTICLE VI
                     Distribution of Benefits on Separation

                  0.1  Vesting.

                           (A) Stock Account. The Participant's right to the
cash value of the amounts credited to his Stock Account shall become vested (non-forfeitable) in accordance with the following schedule, provided Participant is employed by the Company on each of the dates shown:

                         25% on December 1, 1996
                         50% on December 1, 1997
                         75% on December 1, 1998
                         100% on December 1, 1999

                           (B) Dividend Account. The Participant shall have a
vested (non-forfeitable) right to the amount credited to his Dividend Account equal to:
                              (1) the product of (a) the total of all Dividend
Amounts to which the Participant has become entitled (including portions of such Dividend Amounts which have been

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



distributed to the Participant), multiplied by (b) the Participant's Vesting Percentage (as determinedunder Section 6.1(A); less

                               (2) the total of all Dividend  Amounts which have
been distributed to the Participant.

                           (C) Special Vesting. The preceding provisions of
Section 6.1 notwithstanding, the Participant shall have a vested (non-forfeitable) right to the amounts credited to his Stock Account and Dividend Account in the event of (1) the termination of his employment by the Company without Cause, as provided in Section 4.4 of the Employment Agreement between the Participant and the Company dated April ___, 1996; (2) a Change in Control of the Company, as defined in Section 4.5(b) of the Employment Agreement; (3) the Participant's death; or (4) the Participant's Disability, as determined pursuant to Section 4.2 of the Employment Agreement.

                  0.2  Distribution of Benefits on Separation.

                           (A) Amount of Benefits. The amount of benefits
payable to a Participant (or his Beneficiary) under the Plan, as a distribution after the Participant's Separation Date, shall be equal to the sum of (a) the Participant's vested interest in his Dividend Account, such vesting to be determined pursuant to Section 6.1(B) or (C), plus (b) the product of his Vesting Percentage (determined as of his Separation Date) multiplied by the value of the Participant's Stock Account as of the Valuation Date last preceding such Separation Date. Such valuation shall be determined in accordance with
Section 4.2. Effective as of such Valuation Date, the amount of benefit so determined shall be credited to the Participant's Benefit Account and shall thereafter be credited with Interest on the last day of each month at the rate of Interest determined on the first day of such month.

                           (B) Method and Timing of Payment. The Participant's
Benefit Account, as determined under Section 6.2(A), shall be distributed to him (or to his Beneficiary if he has died) in 240 monthly installments, payable on the first of each month commencing on January 1 of the year following the Participant's Separation Date. The amount of each installment shall be equal to 1/n multiplied by the balance credited to the Participant's Benefit Account as of the last day of the month preceding the payment date, where "n" equals the number of payments yet to be made. The final payment will equal the balance in the Participant's Benefit Account on the date of payment. For example, if payments begin on January 1, 2005, the first payment will be equal to 1/240 of the balance in the Benefit Account on December 31, 2004, the February 1, 2005 payment will be equal to 1/239 of the balance in the Benefit Account of January 31, 2005, and so on until 240 installments have been paid.

                  0.3  Emergency Distributions.

                           (A) The Compensation Committee may at any time make a
payment to a Participant in an amount up to the Participant's vested portion of his Stock and Dividend Accounts


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



upon a showing of an unforeseeable emergency. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The need to send a Participant's child to college or the desire to purchase a home are not unforeseeable emergencies. Payments may not be made to the extent the hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, or (2) by liquidation of the Participant's assets, to the extent such liquidation would not itself cause severe financial hardship. The determination of whether an unforeseeable emergency within the meaning of this Section 6.3(A) exists shall be made at the sole discretion of the Compensation Committee. The amount of any such emergency distribution shall be limited to the amount necessary to meet the emergency.

                           (B) In addition to the distributions permitted under
Section 6.3(A), the Participant may, at any time, request the Compensation Committee to distribute all or part of the vested portion of his Stock and Dividend Accounts to him, which distributions shall be reduced by an 8% discount as a restriction on the availability of distributions pursuant to this Section 6.3(B).


                                   ARTICLE VII
                                     Funding

                  0.1 Plan Unfunded. The Plan shall be unfunded and no trust shall be created. The Participant's Stock Account shall be reflected solely through bookkeeping entries. No actual funds shall be set aside. All benefits shall be paid by the Company from its general assets, and the Participant (or his Beneficiary) shall have only the rights of a general, unsecured creditor against the Company for any distributions due hereunder. The foregoing notwithstanding, the Company shall establish a grantor or "rabbi" trust for the purpose of enabling the Company to provide for the payment of benefits hereunder as they come due. Contributions to the rabbi trust shall be made by the Company at such times and in such amounts as the Board, in its sole discretion, shall determine.


                                  ARTICLE VIII
                                 Administration

                  0.1 Compensation Committee. The Compensation Committee of the Board shall be in charge of the operation and administration of the Plan. The Committee may, however, delegate specific administrative responsibilities to officers or employees of the Company or to other individuals, all of whom shall serve at the pleasure of the Committee and, if full-time employees of the Company, without additional compensation.

                  0.2 Powers and Duties of Committee. The Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. The


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


Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting or in writing without a meeting. The Chairman, or any member of the Committee designated by the Chairman, shall execute any certificate, instrument or other written direction on behalf of the Committee and shall direct the payment of benefits under the Plan. All interpretations of the Plan, and questions concerning its administration and application, shall be determined by the Committee in its sole discretion, and such determination shall be binding on all Participants and their Beneficiaries.

                  0.3 Records and Reports. The Committee shall maintain records which shall contain all relevant data pertaining to the Participant and his rights under the Plan. It shall have the duty to carry into effect all rights or benefits provided hereunder to the extent Company assets are properly available therefor.

                  0.4 Payments of Expenses. The Company shall pay all expenses of administering the Plan.

                  0.5 Indemnification for Liability. The Company shall indemnify the members of the Committee and other employees of the Company to whom the Committee has delegated administrative or fiduciary duties against any and all claims, losses, damages, expenses, and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

                  0.6 Claims Procedure. A claim for benefits under the Plan shall be filed with the Chairman of the Committee. Written notice of the disposition of a claim shall be furnished the Participant within 30 days after the application therefor is filed. In the event the claim is denied, the specific reasons for such denial shall be set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Participant can perfect his claim will be provided.

                  0.7 Claims Review Procedure. The Participant or a Beneficiary who has been denied a benefit, shall be entitled, upon request to the Chairman of the Committee, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. If the Participant or Beneficiary wishes further consideration of such claimant's position, the claimant may by written application request a hearing. The written request together with a written statement of the claimant's position, shall be filed with the Committee no later than 90 days after receipt of the written notification provided for above or in Section 8.6. The Committee shall schedule an opportunity for a full and fair hearing of the issue within 30 days following receipt of the claimant's written statement. The decision following such hearing shall be made within 30 days of such hearing and shall be communicated in writing to the claimant.

                  0.8 Reporting and Disclosure Requirements. In order to comply with the requirements of Title I of ERISA, the Company shall:


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


                           (a) File a statement with the Secretary of Labor that
includes the name and address of the employer, the employer identification number assigned by the Internal Revenue Service, a declaration that the Company maintains the Plan primarily for the purpose of providing deferred compensation for a management and highly compensated employee and a statement of the number of such plans and the number of employees in each; and

                           (b) Provide plan documents, if any, to the Secretary
of Labor upon request as required by Section 104(a)(1) of ERISA. It is intended that this provision comply with requirements of DOL Reg. ss.2520.104-23.

                                   ARTICLE IX
                            Amendment and Termination

                  0.1 Amendment and Termination. The Board shall have the right, at any time, by an affirmative vote of a majority thereof, to amend or terminate, in whole or in part, the Plan, provided that such amendment or termination shall not adversely affect the right of the Participant to the benefits set forth in the Plan as effective June 1, 1996, including the right to accrue further Interest as provided herein.


                                    ARTICLE X
                            Miscellaneous Provisions

                  0.1 Alienation or Assignment of Benefits. The Participant's rights and interest under the Plan may not be assigned or transferred prior to his death, and then only pursuant to the provisions of this Plan.

                  0.2 Right to Withhold. The Company shall have the right to deduct from all cash payments any Federal, state or local taxes required by law to be withheld with respect to such cash payments.

                  0.3 Construction. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania except as preempted by Federal law.


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


                  0.4 Headings. The headings are for reference only. In the event of a conflict between a heading and the content of an Article or Section, the content of the Article or Section shall control.

                  IN WITNESS WHEREOF, HUNT MANUFACTURING CO. has caused this Plan to be duly executed, under seal, this ___________ day of _________________________, 1996.

ATTEST:                                      HUNT MANUFACTURING CO.


___________________________                 By:________________________________
         Secretary                                 Chief Executive Officer


[Corporate Seal]

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